Exhibit 10.27(d)

AMENDMENT NO. 3 TO UNCOMMITTED LOAN AGREEMENT

This Amendment No. 3 (this “Amendment”) dated as of January 25, 2024, is between Bank of America, N.A. (the “Bank”) and Middlesex Water Company, a New Jersey corporation, Tidewater Utilities, Inc., a Delaware corporation, White Marsh Environmental Systems, Inc., a Delaware corporation, Pinelands Water Company, a New Jersey corporation, Pinelands Wastewater Company, a New Jersey corporation, Utility Service Affiliates, Inc., a New Jersey corporation and Utility Service Affiliates (Perth Amboy) Inc., a New Jersey corporation (individually and collectively, the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Uncommitted Loan Agreement dated as of January 28, 2021 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement. This Amendment shall be effective on January 25, 2024, subject to any conditions stated in this Amendment.

AGREEMENT

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1       In Paragraph 2.2 the date “January 25, 2024” is changed to “January 24, 2025”.

2.2       Paragraph 2.3(a) is amended to read in its entirety as follows:

“(a) The Borrower will pay interest on any Daily SOFR Loan on the last banking day of each month until payment in full of all principal outstanding under this facility. The Borrower will pay interest on any Term SOFR Loan at the end of the applicable interest period; provided that no interest period shall expire later than the Loan Maturity Date for the applicable Loan. The amount of each interest payment shall be the amount of accrued interest on the Uncommitted Line of Credit as of the interest payment date or such earlier accrual date as indicated on the billing statement for such interest payment.”

2.3       In Paragraph 2.4(a) the words “BSBY Daily Floating Rate Loan” are changed to “Daily SOFR Loan” and the words “BSBY Rate Loan” are changed to “Term SOFR Loan.”

2.4       Paragraph 2.4(b) is amended to read in its entirety as follows:

“(b) A “Daily SOFR Loan” is a Loan that bears interest equal to Daily SOFR plus 1.25 percentage points. Daily SOFR is a fluctuating rate of interest which

Exhibit 10.27(d)

can change on each banking day. “Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. At any time Daily SOFR is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. For purposes of this paragraph only:

(i)       “SOFR” means, for any determination date, the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

(ii)       “SOFR Adjustment” with respect to Daily SOFR means 0.10%.

(iii)       “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time.

(iv)       “U.S. Government Securities Business Day” means any banking day, except any banking day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

2.5       Paragraph 2.4(c) is amended to read in its entirety as follows:

“(c) A “Term SOFR Loan” is a Loan that bears interest equal to Term SOFR plus 1.25 percentage points. No more than ten (10) Term SOFR Loans may be outstanding at any one time. “Term SOFR” means, for any applicable interest period, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such interest period with a term equivalent to such interest period; provided that if the rate is not published prior to 11:00 a.m. Eastern time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such interest period. If at any time Term SOFR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.” For purposes of this paragraph only:

(i)       “CME” means CME Group Benchmark Administration Limited.

Exhibit 10.27(d)

(ii)        “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

(iii)        “SOFR Adjustment” with respect to Term SOFR means 0.10%.

(iv)        “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Bank) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Bank from time to time).

(v)       “U.S. Government Securities Business Day” means any banking day, except any banking day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

2.6       Paragraph 2.4(d) is amended to read in its entirety as follows:

“(d) The election of Term SOFR shall be subject to the following terms and requirements: The interest period during which Term SOFR will be in effect will be one (1) or three (3) months, as agreed to by the Bank in its sole and absolute discretion. The first day of the interest period must be a banking day. Each Term SOFR Loan will be for an amount not less than One Hundred Thousand Dollars ($100,000). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the relevant inter-bank market (as determined by the Bank in its sole and absolute discretion). The Borrower shall irrevocably request a Term SOFR Loan no later than 12:00 noon Eastern time on the banking day two (2) banking days before Term SOFR takes effect for such Term SOFR Loan, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least two (2) days before Term SOFR takes effect. Each prepayment of a Term SOFR Loan, whether voluntary, upon the Bank’s demand, by reason of acceleration, maturity or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A “prepayment” is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be in an amount sufficient to compensate the Bank for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Bank in connection with the foregoing.”

Exhibit 10.27(d)

2.7       Paragraph 2.4(e) is amended to read in its entirety as follows:

“(e) If at any time an interest rate index provided for in this Agreement (a “Reference Rate”) is not available at such time for any reason or the Bank makes the determination to incorporate or adopt a new interest rate index to replace such Reference Rate in credit agreements, then the Bank may replace such Reference Rate with an alternate interest rate index and adjustment, if applicable, as reasonably selected by the Bank, giving due consideration to any evolving or then existing conventions for such interest rate index and adjustment (any such successor interest rate index, as adjusted, the “Successor Rate”). In connection with the implementation of any Successor Rate, the Bank will have the right, from time to time, in good faith to make any conforming, technical, administrative or operational changes to this Agreement as may be appropriate to reflect the adoption and administration thereof and, notwithstanding anything to the contrary herein or in any other loan document, any amendments to this Agreement implementing such conforming changes will become effective upon notice to the Borrower without any further action or consent of the other parties hereto. If at any time any Successor Rate is less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers, (e) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects, and (f) as of the date of this Amendment and throughout the term of the Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:

4.1       A fully executed counterpart of this Amendment from the Borrower in form satisfactory to the Bank.

4.2       KYC Information.

(a)       Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and

Exhibit 10.27(d)

other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(b)       If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested.

4.3       Evidence that the execution, delivery and performance by the Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.4       Payment by the Borrower of all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect.

6. Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of

Exhibit 10.27(d)

any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

Exhibit 10.27(d)

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

By:	/s/ Dilcia P. Hill
Dilcia P. Hill, Senior Vice President

Borrower:

Middlesex Water Company

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, Sr. VP, Treasurer & CFO

Tidewater Utilities, Inc.

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, Chief Financial Officer

White Marsh Environmental Systems, Inc.

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, Chief Financial Officer

Pinelands Water Company

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, VP & Treasurer

Pinelands Wastewater Company
By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, VP & Treasurer

Utility Service Affiliates, Inc.

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, Treasurer

Utility Service Affiliates (Perth Amboy) Inc.

By:	/s/ A. Bruce O'Connor
A. Bruce O’Connor, Treasurer

Exhibit 10.27(d)

Address where notices to the Bank are to be sent:	Address where notices to the Borrower are to be sent:
Dilcia P. Hill
Senior Vice President
Commercial Credit Officer
Global Commercial Banking
Bank of America
NJ7-550-04-02, 194 Wood Ave. South, Iselin,
NJ 08830
T 732 321 5925 F 212 230 8577
dilcia.p.hill@bofa.com	Middlesex Water Company 485 C Route 1 South, Suite 400, Iselin NJ 08830-3020 Attention: A. Bruce O’Connor Senior Vice President, Treasurer and Chief Financial Officer